UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

SOUTHEASTERN BANK FINANCIAL CORPORATION

(Exact name of Registrant as Specified in Charter)

Georgia (State or Other Jurisdiction of Incorporation)	0-24172 (Commission File Number)	58-2005097 (I.R.S. Employer Identification No.)

3530 Wheeler Road, Augusta, Georgia 30909

(Address of Principal Executive Offices)

(706) 738-6990

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in the Current Report on Form 8-K filed on April 26, 2013 (the “Original Form 8-K”) relating to the Annual Meeting of Shareholders of Southeastern Bank Financial Corporation (the “Company”) held on April 24, 2013 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision as to how frequently it will conduct future shareholder advisory votes on executive compensation.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, at the Annual Meeting, an advisory vote was taken on the frequency of future advisory votes on executive compensation. The Company’s Board of Directors recommended advisory votes every three years, and a majority of votes cast at the Annual Meeting were in favor of a three-year cycle. The Company has considered the outcome of this advisory vote and has determined that the Company will hold an advisory vote on executive compensation every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTHEASTERN BANK FINANCIAL CORPORATION

DATE: July 25, 2013	/s/ Darrell R. Rains
Darrell R. Rains
Chief Financial Officer